UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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ROCKET PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2019

Dear Rocket Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Rocket Pharmaceuticals, Inc. (the “Company”), which will be held on June 17, 2019, at 10:30 a.m., Eastern Time, at the offices of the Company, located at 350 Fifth Avenue, New York, NY 10118.

This year, we are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of our proxy materials (the “Notice of Internet Availability”) instead of a paper copy of this proxy statement and our 2018 Annual Report. The Notice of Internet Availability contains instructions on how to access those documents over the Internet. The Notice of Internet Availability also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2018 Annual Report, and a form of proxy card. All stockholders who do not receive the Notice of Internet Availability, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing this distribution process will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials.

The proxy statement describes the formal business that we will transact at the Annual Meeting. At this year’s Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

•	to elect seven (7) directors named in the proxy statement to hold office until the Company’s annual meeting of stockholders in 2020, or until their respective successors have been duly elected and qualified;
•	to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and
•	to transact any other business that properly comes before the Annual Meeting or any adjournments and postponements thereof.

The Board has determined that an affirmative vote on each matter that calls for an affirmative vote is in the best interest of the Company and its stockholders and unanimously recommends a vote “FOR” the election of each of the nominees and “FOR” each of the other matters considered at the Annual Meeting.

Please promptly complete, sign and return the enclosed proxy card by mail or submit your voting instructions by Internet, whether or not you plan to attend the Annual Meeting.

Your vote is important, regardless of the number of shares you own. We urge you to please vote your proxy on these important matters. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board and the employees of the Company, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Gaurav Shah
Gaurav Shah, MD
President, Chief Executive Officer and Director

ROCKET PHARMACEUTICALS, INC.
350 Fifth Avenue, Suite 7530
New York, NY 10118
(646) 440-9100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	June 17, 2019

TIME	10:30 a.m. Eastern Time

PLACE	Offices of Rocket Pharmaceuticals, Inc., 350 Fifth Avenue, New York, NY 10118

ITEMS OF BUSINESS

(1)	Election of the seven (7) directors named in the proxy statement to hold office until the annual meeting of stockholders in 2020, or until their respective successors have been duly elected and qualified;
(2)	Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and
(3)	Consideration of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

The record date for the Annual Meeting is April 18, 2019. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

PROXY VOTING

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please submit the enclosed proxy or voting instructions by mail, telephone or Internet. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

The Notice of Internet Availability and the proxy materials are being made available to our stockholders on or about April 30, 2019.

By Order of the Board of Directors

/s/ Gaurav Shah
Gaurav Shah, MD
President, Chief Executive Officer and Director
New York, New York
April 30, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 17, 2019. The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2018 Annual Report are available at www.proxyvote.com and through our website at www.rocketpharma.com.

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2019

The following information is provided to each stockholder in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of Rocket Pharmaceuticals, Inc. (“Rocket” or the “Company”) to be held at the offices of the Company, located at 350 Fifth Avenue, New York, NY 10118 on Monday, June 17, 2019, at 10:30 a.m., Eastern Time.

The enclosed proxy is for use at the Annual Meeting and any postponement or adjournment thereof. The Company anticipates that the Notice of Internet Availability in connection with these proxy solicitation materials will first be mailed on or about April 30, 2019 to all stockholders entitled to vote at the Annual Meeting and we will post our proxy materials on the website referenced in the Notice of Internet Availability. As more fully described in the Notice of Internet Availability, all stockholders may choose to access our proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a printed set of our proxy materials.

The Company’s principal executive offices are located at 350 Fifth Avenue, Suite 7530, New York, New York 10118, and the Company’s website is www.rocketpharma.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 17, 2019. This Notice of Annual Meeting of Stockholders and Proxy Statement and our 2018 Annual Report are available at www.proxyvote.com and through our website at the address specified above.

EXPLANATORY NOTE

As previously disclosed, on January 4, 2018, Rocket Pharmaceuticals, Inc. (f/k/a Inotek Pharmaceuticals Corporation) completed the reverse merger (the “Reverse Merger”) of its wholly owned subsidiary, Rome Merger Sub (“Merger Sub”), with and into Rocket Pharmaceuticals, Ltd. (“Private Rocket”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 12, 2017, by and among the Company, Merger Sub and Private Rocket. As a result of the Reverse Merger, Private Rocket, the surviving company in the Reverse Merger, became a wholly owned subsidiary of the Company and, following the Reverse Merger, the Company changed its corporate name from Inotek Pharmaceuticals Corporation to Rocket Pharmaceuticals, Inc.

The former executive officers and a majority of the members of the Board of Directors of Inotek resigned concurrent with the closing of the Reverse Merger. Throughout this proxy statement we discuss both the former executive officers and members of the Board of Directors of Inotek and the current executive officers and members of the Board of Directors of the Company.

As used in this proxy statement, the “Company,” “Rocket,” “we,” “us” and “our” refer to Rocket Pharmaceuticals, Inc., the combined company.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2020; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”).

GENERAL INFORMATION

When and where is our Annual Meeting?

We will hold our Annual Meeting on June 17, 2019 at 10:30 a.m., Eastern Time, at the offices of the Company, located at 350 Fifth Avenue, New York, NY 10118. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Why am I receiving these materials?

You are receiving these materials because you were one of our stockholders as of the close of business on April 18, 2019, the record date (the “Record Date”) for determining who is entitled to receive notice of and to vote at the Annual Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of common stock upon matters to be considered at the Annual Meeting.

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 30, 2019, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy statement and Annual Report on Form 10-K and how to vote.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock on or around April 30, 2019. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Who is soliciting my vote?

The Board of Directors of the Company (the “Board”) is soliciting your vote for the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 18, 2019, will be entitled to vote at the Annual Meeting. On this date, there were 50,289,437 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 18, 2019, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 18, 2019, your shares were held not in your name with our transfer agent, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting or vote by proxy over the telephone or the Internet as instructed below. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

What am I voting on and how many votes are needed to approve each proposal?

Proposal 1: Election of Directors. The directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of the directors. Plurality means that the individuals who receive the largest number of “FOR” votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Accordingly, the seven nominees receiving the most “FOR” votes will be elected as directors. If you “withhold” your vote with respect to one or more of the nominees, your shares will not be included in determining the number of votes cast under the plurality-vote standard and, as a result, will have no effect on this proposal, other than the fact that another nominee may receive a greater number of “FOR” votes.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal.

Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the voting on the proposals referenced above.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “discretionary,” but may not vote the shares with respect to “non-discretionary” matters. Where a broker does not have discretion to vote on a given proposal, the unvoted shares are considered “broker non-votes.”

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 18, 2019.

What does it mean if I receive more than one proxy card?

You may receive more than one proxy card if your shares are registered in more than one name or are registered in different accounts. Please vote in the manner described below under “How do I vote?” for each proxy card to ensure that all of your shares are voted.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

•	“FOR” the election of each of the seven nominees to the Board identified in this proxy statement; and
•	“FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

How do I vote?

For the election of directors (Proposal 1), you may either vote “FOR” all or some of the nominees or you may “WITHHOLD” your vote for any nominee you specify. For the ratification of the appointment of EisnerAmper LLP (Proposal 2), you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy, as described under “May I change my vote after submitting my proxy card?” below.

•	To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. Please have the enclosed proxy card available. Your vote must be received by 11:59 P.M., Eastern Time, on June 16, 2019, to be counted.
•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Please have the enclosed proxy card available. Your vote must be received by 11:59 P.M., Eastern Time, on June 16, 2019, to be counted.
•	To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.
•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” all seven nominees to the Board, and “FOR” the ratification of EisnerAmper LLP as our independent registered public accounting firm.

If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Stockholders.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted.

Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

May I change my vote after submitting my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:

•	send a timely written revocation of the proxy to our Secretary;
•	submit a signed proxy card bearing a later date;
•	enter a new vote over the Internet or by telephone; or
•	attend and vote in person at the Annual Meeting.

If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Who will bear the expense of soliciting proxies?

The Company will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and through internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of Rocket without any remuneration to such individuals other than their regular compensation. Rocket will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

How can I find the voting results from the Annual Meeting?

Preliminary voting results will be announced at our Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than four business days after the Annual Meeting. If final voting results are not available by the time we file the Form 8-K, we will disclose the preliminary results in the Form 8-K and, within four business days after the final voting results are known to us, file an amended Form 8-K to disclose the final voting results.

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has nominated Dr. Roderick Wong, Mr. Carsten Boess, Mr. Pedro Granadillo, Dr. Gotham Makker, Dr. Gaurav Shah, Mr. David P. Southwell and Dr. Naveen Yalamanchi to serve as directors to hold office until the Company’s annual meeting of stockholders in 2020, or until their respective successors have been duly elected and qualified. Each of the foregoing persons currently serves as a director, and each has indicated a willingness to continue to serve as a director.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of the directors. The seven nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named above. If any of the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

DIRECTORS AND NOMINEES

The members of the Board as of the date of this proxy statement, together with certain information about them, are set forth below.

There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. Additionally, there are no family relationships among our directors, officers, or director-nominees. We know of no reason why any of the nominees may be unable to serve as a director. If any of the nominees are unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason any of the nominees prove unable or unwilling to stand for election, the Board will nominate alternate(s) or reduce the size of the Board to eliminate the vacancy.

Nominees for Election as Directors

Set forth below are the names, ages as of April 18, 2019, principal occupations, and business experience, as well as their prior service on the Board, of the directors. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years. Stockholders will be voting on the election as directors of all of the individuals below.

Name	Age	Position(s) Held	Director Since
Carsten Boess	52	Director	2016
Pedro Granadillo	72	Director	2018
Gotham Makker, M.D.	45	Director	2018
Gaurav Shah, M.D.	44	President, Chief Executive Officer and Director	2018
David P. Southwell	58	Director	2014
Roderick Wong, M.D.	42	Chairman of the Board	2018
Naveen Yalamanchi, M.D.	42	Director	2018

Carsten Boess has served as one of our directors since January 2016. He is currently the Executive Vice President of Corporate Affairs at Kiniksa Pharmaceuticals, a publicly-traded biotechnology company. He previously served as Senior Vice President and Chief Financial Officer at Synageva Biopharma Corporation from 2011 until the company’s acquisition by Alexion Pharmaceuticals in 2015. Prior to his role at Synageva, Mr. Boess served in multiple roles with increasing responsibility for Insulet Corporation, including Chief Financial Officer from 2006 to 2009 and Vice President of International Operations from 2009 to 2011. Prior to that, Mr. Boess served as Executive Vice President of Finance for Serono Inc. from 2005 to 2006. In addition, he was a member of the Geneva-based World Wide Executive Finance Management Team while at Serono. Mr. Boess was also Chief Financial Officer at Alexion Pharmaceuticals and was a finance executive at Novozymes of North America and Novo Nordisk in France, Switzerland and China. Mr. Boess received a Bachelor’s degree and Master’s degree in Economics and Finance, specializing in Accounting and Finance from the University of Odense, Denmark. We believe that Mr. Boess’ qualifications to sit on our Board include his business and financial experience working at pharmaceutical companies.

Pedro Granadillo has served as one of our directors since January 2018. He has over 40 years of biopharmaceutical industry experience with expertise in human resources, manufacturing, quality and corporate governance. From 1970 until his retirement in 2004, Mr. Granadillo held multiple leadership roles at Eli Lilly and Company, including Senior Vice President of Global Manufacturing and Human Resources and a member of the Executive Committee. He currently serves on the Board of Directors of Haemonetics Corporation, a position he has held since 2004. Mr. Granadillo has previously served on the Boards of Directors at Dendreon Corporation and Noven Pharmaceuticals, as well as NPS Pharmaceuticals, which sold to Shire for $5.2 billion in 2015. He graduated from Purdue University with a Bachelor of Science in Industrial Engineering. We believe that Mr. Granadillo’s qualifications to sit on our Board include his depth of knowledge of the pharmaceutical industry and his many years of experience serving on the boards of directors of healthcare companies.

Gotham Makker, MD has served as one of our directors since January 2018. Dr. Makker has over 17 years of healthcare industry experience. Since 2005, he has served as CEO of Simran Investment Group, LLC, a closely held equity investment fund. Prior to Simran, Dr. Makker was a healthcare portfolio manager and principal at Citadel Investment Group LLC, a position he held from 2002 to 2005. Prior to joining Citadel, Dr. Makker served as an analyst at Oracle Partners LP covering biotechnology and medical device sectors from 2000 to

2001. From 1999 to 2000, Dr. Makker was a senior analyst on the life sciences investment banking team at Hambrecht & Quist. Dr. Makker received an MD from the University of Nebraska Medical School, and he completed the Sarnoff cardiovascular research fellowship at Columbia University, College of Physicians & Surgeons and at Harvard Medical School, Brigham & Women’s Hospital. We believe that Dr. Makker’s qualifications to sit on our Board include his years of experience in, and extensive knowledge of, the healthcare industry.

Gaurav Shah, MD has served as our President and Chief Executive Officer and as one of our directors since January 2018. Dr. Shah was appointed Chief Executive Officer of Private Rocket in September 2015. Prior to joining Private Rocket, from 2011-2015, Dr. Shah held various leadership positions at Novartis including Global Program Head for CART-19, Global Clinical Program Head for CTL-019 and Biosimilars, and Global Clinical Leader for Afinitor. Prior to Novartis, he spent three years at Eli Lilly and Company as Medical Director overseeing clinical development of numerous programs including olaratumab. During his industry tenure, he has participated in several drug development programs resulting in successful regulatory approvals, such as CTL-019 in pediatric ALL, the first cell and gene therapy approved in the U.S., and successful commercial launches. Prior to joining industry, Dr. Shah was Assistant Professor of Medicine/Oncology at Columbia University. He holds a B.A. in Behavioral Neuroscience from Harvard University and an MD from Columbia University. Dr. Shah completed his internal medicine residency at Brigham and Women’s Hospital/Harvard Medical School and completed his hematology/oncology fellowship training at the Memorial-Sloan Kettering Cancer Center. We believe Dr. Shah is qualified to sit on our Board due to his role as Chief Executive Officer of the Company and his significant leadership and management experience in the biopharmaceutical industry.

David P. Southwell has served as one of our directors since August 2014. He serves as President, Chief Executive Officer and board member of TScan Therapeutics, a privately-owned cell therapy company. Mr. Southwell previously served as the President and Chief Executive Officer of Inotek from July 2014 to January 2018. From March 2010 to October 2012, Mr. Southwell served as Executive Vice President, Chief Financial Officer of Human Genome Sciences, Inc., or Human Genome Sciences, which is owned by GlaxoSmithKline plc. Prior to his time at Human Genome Sciences, Mr. Southwell served as Executive Vice President and Chief Financial Officer of Sepracor Inc. from July 1994 to July 2008. Mr. Southwell has also served on the Board of Directors of PTC Therapeutics Inc. since December 2005 and Spero Therapeutics, Inc. from February 2018 to April 2019. Mr. Southwell received a B.A. from Rice University and an M.B.A. from Dartmouth College, where he has served on the Board of Overseers since 2011. We believe that Mr. Southwell’s qualifications to sit on our Board include his broad experience serving on the boards of directors of public companies, his specific experience with public therapeutics companies and his executive leadership, managerial and business experience.

Roderick Wong, MD has served as Chairman of our Board since January 2018. Dr. Wong served as the Chairman of the Board for Private Rocket from July 2015 until January 2018. Dr. Wong has over 15 years of healthcare investment experience. Since 2010, he has served as Managing Partner and Chief Investment Officer of RTW Investments, LP (“RTW”), a healthcare-centered investment firm. Prior to RTW, Dr. Wong was a Managing Director and the Portfolio Manager for the Davidson Kempner Healthcare Funds. Prior to joining Davidson Kempner, Dr. Wong held various healthcare investment and healthcare research roles at SAC Capital Company and Cowen & Company. Dr. Wong served on the Board of Directors of Penwest Pharmaceuticals in 2010. He received an MD from the University of Pennsylvania Medical School, received an MBA from Harvard Business School, and graduated with a BS in Economics from Duke University. We believe that Dr. Wong is qualified to sit on our Board due to his service prior to the closing of the Reverse Merger as Chairman of the Board of Directors of Private Rocket and his years of experience in, and extensive knowledge of, the biopharmaceutical industry.

Naveen Yalamanchi, MD has served as one of our directors since January 2018. Dr. Yalamanchi joined Private Rocket as a Director in July 2015. Dr. Yalamanchi has over 15 years of healthcare investment and research experience. Since 2015, Dr. Yalamanchi has served as Partner and Portfolio Manager at RTW Investments, LP, a healthcare-centered investment firm. Prior to RTW, Dr. Yalamanchi was Vice-President and co-portfolio manager at Calamos Arista Partners, a subsidiary of Calamos Investments, a position he held from 2012 to 2015. Prior to joining Calamos Arista Partners, Dr. Yalamanchi held various healthcare investment roles at Millennium Management and Davidson Kempner Capital Management. Dr. Yalamanchi holds a BS in Biology from MIT and an MD from Stanford University. He completed his surgery internship at UCLA Medical Center. Dr. Yalamanchi currently serves as an observer of the Board of Directors of Dermtech, Inc., a privately held diagnostic company. We believe that Dr. Yalamanchi is qualified to sit on our Board due to his service prior to the closing of the Reverse Merger as a member of the Board of Directors of Private Rocket and his years of experience in, and extensive knowledge of, the healthcare industry.

Information about Our Executive Officers

The following table identifies our executive officers and sets forth their current position(s) and their ages as of April 18, 2019.

Name	Age	Position(s) Held
Gaurav Shah, M.D.	44	President, Chief Executive Officer and Director
Jonathan Schwartz, M.D.	55	Chief Medical Officer
John Militello	45	Controller, Principal Financial and Accounting Officer
Kinnari Patel, Pharm.D., MBA	40	Chief Operating Officer and Head of Development

You should refer to “Nominees for Election as Directors” above for information about our President and Chief Executive Officer, Gaurav Shah, M.D. Biographical information for our other executive officers, as of April 18, 2019, is set forth below.

Jonathan Schwartz, MD joined us as Chief Medical Officer in January 2018 in connection with the Reverse Merger. Dr. Schwartz joined Private Rocket in January 2016 and served as Chief Medical Officer and Head of Clinical Development. Dr. Schwartz is responsible for leading our medical and program development. Dr. Schwartz has over 20 years of combined clinical practice and drug development experience. Prior to Private Rocket, Dr. Schwartz was Vice-President of Clinical Development at Stemline Therapeutics, where he oversaw development efforts for anticancer, vaccine and small-molecule platforms, a position he held since 2014. Prior to Stemline, he spent seven years at Eli Lilly and Company in several leadership positions, including Vice-President of Clinical Science, where he led development teams for numerous drug programs including ramucirumab. Previously, Dr. Schwartz was Associate Professor of Medicine at the Mount Sinai Medical Center in New York, specializing in the treatment and translational research of hepatobiliary malignancies and also served as Director for the Hematology-Oncology Fellowship training program. He has a BA in American Civilization from Brown University and an MD from Washington University (St. Louis). He completed post-graduate Internal Medicine and Hematology-Oncology training at the Mount Sinai and New York Presbyterian Hospitals.

John Militello joined us as Controller and Principal Financial and Accounting Officer in January 2018. From April 2015 to November 2017, Mr. Militello worked at Immune Pharmaceuticals, Inc., a publicly traded biotechnology company, where he most recently served as Vice President of Finance (principal financial and accounting officer), Controller and Chief Accounting Officer. Prior to that, Mr. Militello was an Assistant Controller with Retrophin, Inc., and the Manager, External Reporting & Compliance at Volt Information Sciences, Inc., a publicly traded staffing company. Prior to Volt Information Sciences, Inc., Mr. Militello was a Senior Manager with BDO USA, LLP serving multi-national SEC registrants and member of the life sciences practice. Mr. Militello is a Certified Public Accountant and earned his Bachelor of Science degree in Accounting from St. Joseph’s College.

Kinnari Patel, Pharm.D., MBA joined us as Chief Operating Officer and Head of Development in January 2018 in connection with the Reverse Merger. Dr. Patel joined Private Rocket in April 2016, serving as Vice President – Head of Regulatory, Pharmacoviligence and Quality from April 2016 to July 2017 and as Senior Vice President, Global Program Head and Head of Regulatory and Quality from August 2017 to December 2017. Prior to joining Private Rocket, Dr. Patel was the Global Regulatory Lead at AstraZeneca from January 2015 to April 2016. Prior to that, Dr. Patel was Head of U.S. Risk Management at Bristol-Meyers Squibb from May 2014 through January 2015 and the U.S. Liaison for Global Regulatory Sciences at Bristol-Meyers Squibb from November 2010 to April 2014. Dr. Patel received the dual degrees of B.S. in Biology and Doctorate of Pharmacy from the USciences in Philadelphia, PA. She also completed a two-year Post-Doctoral Regulatory Affairs Fellowship through Rutgers University. Most recently, she received her Executive MBA from NYU Stern School of Business with specialization in Corporate Finance, Leadership and Strategy.

Information about the Board and Corporate Governance

Board of Directors

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time.

The Board held four meetings during the year ended December 31, 2018. During the year ended December 31, 2018, each director then in office attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that director served during such period. Each of our directors then in office attended our 2018 annual meeting of stockholders. It is our policy to encourage our directors to attend the Annual Meeting.

Board of Directors Independence

Under the listing requirements and rules of the Nasdaq Global Market or Nasdaq, independent directors must compose a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board determined that each of Mr. Boess, Mr. Granadillo, Dr. Makker and Dr. Yalamanchi qualify as “independent” directors within the meaning of the Nasdaq rules. As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Wong is the current chairperson of our Board and is not considered an independent director due to his role as chairman of an affiliate, RTW Investments, and his continued role as an employee of the Company. Consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet in executive sessions without Dr. Wong, Dr. Shah and Mr. Southwell in attendance. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. We do not have a lead independent director.

Committees of the Board

The Board has three committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and the Nominating and Corporate Governance Committee. During the year ended December 31, 2018, the Audit Committee held five meetings, the Compensation Committee held five meetings, and the Nominating and Corporate Governance Committee held four meetings. Continuing directors and our nominees for election as director are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances, and are also required to participate in our committee meetings. The following table provides membership information for each committee:

Name	Audit		Nominating and Corporate Governance		Compensation
Carsten Boess**	X	*			X
Pedro Granadillo	X		X		X	*
Gotham Makker	X		X
Naveen Yalamanchi			X	*	X
*	Committee Chairperson
**	Financial Expert

Audit Committee

The members of the Audit Committee are Mr. Carsten Boess, Mr. Pedro Granadillo and Dr. Gotham Makker. Mr. Boess serves as chair of the Audit Committee. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available on our website at www.rocketpharma.com/corporate-governance/. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Our Board has determined that Mr. Boess, Mr. Granadillo and Dr. Makker are independent as independence is currently defined in Rule 5605 of the Nasdaq listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that each member of the Audit Committee is financially literate and that Mr. Boess qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board has considered the formal education and nature and scope of their previous experience, coupled with past and present service on various audit committees. The responsibilities of our Audit Committee include, among other things:

•	appointing, determining the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•	reviewing major issues as to the adequacy of our internal control over financial reporting;
•	establishing procedures for the receipt, retention and treatment of complaints received regarding ethics-related issues or potential violations of our code of business conduct and ethics and accounting and auditing-related complaints and concerns;
•	recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•	regularly report to and review with the Board any issues that arise with respect to the integrity of our financial statements and our compliance with legal and regulatory requirements;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
•	discussing quarterly earnings releases.

AUDIT COMMITTEE REPORT(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018, with management and our registered public accounting firm, EisnerAmper LLP. The Audit Committee has discussed with EisnerAmper LLP the matters required by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the PCAOB regarding EisnerAmper LLP’s communication with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

Rocket Pharmaceuticals, Inc.
Audit Committee
Carsten Boess, Chairperson
Pedro Granadillo
Gotham Makker

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Mr. Pedro Granadillo, Dr. Gotham Makker and Dr. Naveen Yalamanchi. Dr. Yalamanchi serves as chairperson of the Nominating and Corporate Governance Committee. Our Board has determined that all members of our Nominating and Corporate Governance Committee are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.rocketpharma.com/corporate-governance/. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The responsibilities of our Nominating and Corporate Governance Committee include, among other things:

•	recommending to the Board criteria for Board and committee membership;
•	establishing a policy and procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;
•	identifying individuals qualified to become members of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•	developing and recommending to the Board a set of corporate governance guidelines; and
•	overseeing the evaluation of the Board and management.

The Nominating and Corporate Governance Committee periodically determines the qualifications, qualities, skills and other expertise required to be a director and develops, subject to approval by the full Board, criteria to be considered in selecting nominees for director. Among other things, the Nominating and Corporate Governance Committee considers whether the Board reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the Nominating and Corporate Governance Committee deems appropriate and assess the effectiveness of this policy/goal during the Board’s annual evaluation. The Nominating and Corporate Governance Committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board.

The Nominating and Corporate Governance Committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to our Secretary, c/o Rocket Pharmaceuticals, Inc., 350 Fifth Avenue, Suite 7530, New York, New York 10118. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” and our amended and restated bylaws.

Compensation Committee

The members of our Compensation Committee are Mr. Carsten Boess, Mr. Pedro Granadillo and Dr. Naveen Yalamanchi. Mr. Granadillo serves as chairperson of the Compensation Committee. All members of the Compensation Committee are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards. The Compensation Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.rocketpharma.com/corporate-governance/. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The responsibilities of the Compensation Committee include, among other things:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining and approving the compensation of our Chief Executive Officer;
•	determining the compensation of our other executive officers;
•	overseeing and administering our compensation and similar plans;
•	appointing, compensating, and overseeing potential current compensation advisors in accordance with the independence standards identified in the applicable rules of Nasdaq;
•	reviewing our policies and procedures for the grant of equity-based awards;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	preparing the Compensation Committee Report required by SEC rules to be included in our annual proxy statement or Annual Report on Form 10-K, if applicable;
•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K, if applicable; and
•	reviewing and discussing with the Board corporate succession plans for the Chief Executive Officer and other key officers.

As part of its process for approving or recommending to the Board the compensation for our senior executives other than our Chief Executive Officer, the Compensation Committee reviews and considers the recommendations made by our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, Nasdaq rules, and other applicable law. In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. Since October 2016, the Compensation Committee has directly engaged a compensation consultant to assist with matters relating to senior executive and director compensation. The Compensation Committee requested that its compensation consultant:

•	develop a peer group of public companies to be used to benchmark pay levels of the senior leadership team and the board of directors;

•	benchmark the total direct compensation of the senior leadership team;
•	review the pay mix of the senior leadership team and compare it to the pay mix of the named executive officers of the peer group executive;
•	review the amount of equity used to support the executive and Board pay programs and evaluate how this equity usage compared to peer practices and proxy advisory policies; and
•	conduct a detailed analysis of the design and amount of board of director pay at the peer companies and contrast this against the Company’s current practices.

The Compensation Committee’s compensation consultant ultimately developed recommendations that were presented to the Compensation Committee for its consideration. These recommendations covered the executive and Board pay programs. F.W. Cook & Co. (“F.W. Cook”) served as the Compensation Committee’s compensation consultant in fiscal 2018. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Compensation Committee has reviewed the independence of F.W. Cook and conducted a conflicts of interest assessment (taking into consideration factors specified in the Nasdaq listing standards) and has concluded that F.W. Cook is independent and their work for the Compensation Committee has not raised any conflicts of interest. No other fees were paid to F.W. Cook except fees related to their services to the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2018, the Compensation Committee consisted of Mr. Carsten Boess, Mr. Pedro Granadillo and Dr. Naveen Yalamanchi. No member of our Compensation Committee then in office had ever been an officer or employee of the Company. None of our executive officers then in office served as a member of the board of directors or compensation committee of any other entity that had one or more of its officers serving on our Board or Compensation Committee.

Board Leadership

Roderick Wong currently serves as chairperson of our Board. Our Board has determined that its current structure, with separate Chairman and CEO roles, is in the best interests of the Company and its stockholders at this time. The Board believes that this governance structure promotes balance between the Board’s independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis. Our Board believes that this leadership structure is appropriate for us, given Dr. Wong’s extensive knowledge and understanding of the biopharmaceutical industry and his ability to effectively identify strategic priorities for the Company. Furthermore, our Board believes that Dr. Wong’s qualifications to be our chairperson include his significant experience as a healthcare investor in all stages of the lifecycle of biopharmaceutical companies.

Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.

The Audit Committee also monitors compliance with legal and regulatory requirements, including managing violations of our code of business conduct and ethics, and considers and approves or disapproves any related-person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.rocketpharma.com/corporate-governance/, under the corporate governance tab on our website. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the internet address set forth above within four business days following the date of amendment or waiver. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Stockholder Communications with Our Board

Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Rocket Pharmaceuticals, Inc., 350 Fifth Avenue, Suite 7530, New York, New York 10118. Our Secretary will relay the information received to the Board. Stockholders may also visit our website at www.rocketpharma.com and select “Contact Us” to communicate online with us.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked by the Audit Committee to ratify the appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm. EisnerAmper LLP has served as the independent registered public accounting firm for Private Rocket since August 2017 and was appointed to be the independent registered public accounting firm for the Company on March 16, 2018. The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. However, the Board believes that submitting the appointment of EisnerAmper LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EisnerAmper LLP. If the selection of EisnerAmper LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders. Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, requires an affirmative vote of a majority of the votes cast for or against the proposal at the Annual Meeting by holders of shares present in person or represented by proxy and entitled to vote on the proposal.

Our Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Dismissal of RSM US LLP

As previously disclosed in the Company’s Current Report on Form 8-K filed on March 21, 2018, RSM US LLP, an independent registered public accounting firm, served as our independent auditors until March 16, 2018, when the Audit Committee dismissed RSM US LLP in connection with the appointment of EisnerAmper LLP.

The reports of RSM US LLP on the financial statements of Rocket Pharmaceuticals, Inc. (formerly known as Inotek Pharmaceuticals Corporation) for each of fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2017 and December 31, 2016, and the subsequent interim period, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and RSM US LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of RSM US LLP would have caused RSM US LLP to make reference thereto in its reports on the financial statements for such years.

As disclosed in the Company’s Current Report on Form 8-K filed on March 21, 2018, the Company provided RSM US LLP with a copy of the disclosures it made on its Current Report on Form 8-K filed on March 21, 2018 (which are repeated above) and requested that RSM US LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained herein. A copy of RSM US LLP’s letter, dated March 21, 2018, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on March 21, 2018.

During the fiscal years ended December 31, 2017 and December 31, 2016, and the subsequent interim period through March 16, 2018, neither the Company, nor anyone acting on its behalf, consulted with EisnerAmper LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and EisnerAmper LLP did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our Audit Committee.

Audit Fees and Services

The following table presents aggregate fees billed for each of the year ended December 31, 2018 for professional services rendered by EisnerAmper LLP in the categories listed below. No amounts were paid by the Company to EisnerAmper LLP in 2017.

The Audit Committee pre-approved all services provided by our independent registered public accounting firm for the fiscal year ended December 31, 2018.

	2018	2017(5)
Audit Fees(1)	$209,726	$—
Audit-Related Fees(2)	—	—
Tax Fees(3)	39.949	—
All Other Fees(4)	—	—
Total	$249,675	$—
(1)	“Audit Fees” include the aggregate fees billed for audit of annual financial statements, review of financial statements included in Form 10-Qs, and services normally provided by the accountant for statutory and regulatory filings or engagements for those fiscal years.
(2)	“Audit-Related Fees” include the aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	“Tax Fees” include the aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.
(4)	“All Other Fees” include the aggregate fees billed for any other products and services provided by the principal accountant.
(5)	No amounts were paid to EisnerAmper LLP in 2017 as RSM US LLP, the Company’s prior auditor, was retained for this period.

EXECUTIVE COMPENSATION

The following discussion of executive compensation includes discussion relating to the following named executive officers for the fiscal year ended December 31, 2018:

•	Gaurav Shah, President and Chief Executive Officer;
•	Jonathan Schwartz, Chief Medical Officer;
•	Kinnari Patel, Chief Operating Officer and Head of Development; and
•	David P. Southwell, former Chief Executive Officer.

Summary Compensation Table

The following table sets forth the compensation paid to the named executive officers (“NEOs”) that is attributable to services performed during the fiscal years ended December 31, 2018 and 2017.

Name and principal position	Fiscal Year	Salary $	Bonus $		Option Awards $(1)		Stock Awards $(2)	All Other Compensation $(3)	Total $
Gaurav D. Shah, M.D. President and Chief Executive Officer	2018	413,735	300,940	(4)	5,651,220		—	9,857	6,375,752

Jonathan Schwartz, M.D. Chief Medical Officer and SVP, Clinical Development	2018	359,820	157,241	(4)	830,761		—	8,854	1,356,676
							—
Kinnari Patel, Pharm.D., MBA Chief Operating Officer and EVP, Development	2018	358,864	198,093	(4)	2,423,050		—	11,066	2,991,073

David P. Southwell Former President and Chief Executive Officer	2018	35,412	—		1,719,373	(5)	—	987,721	2,742,506
	2017	479,454	239,862	(6)	—		533,750	14,016	1,267,082
(1)	Reflects the grant date fair value of option awards calculated in accordance with ASC Topic 718.
(2)	Reflects the grant date fair value of stock awards calculated in accordance with ASC Topic 718. Specifically, this value represents restricted stock units (“RSUs”) granted in December 2016 and subsequently modified in January 2017. The amount reflects the fair value of the modified RSUs as of the date of modification.
(3)	The “All Other Compensation Table” below includes details regarding the values reported in the All Other Compensation column for 2018.
(4)	Represents bonus amounts earned in 2018 and paid in 2019.
(5)	$552,977 represents the grant date fair value of Mr. Southwell’s equity award received pursuant to the Company’s director compensation program for his service as a director to Rocket following when he ceased to serve as an executive. See the section below titled “Director Compensation” for more information on the Company’s non-employee director compensation program. Because Mr. Southwell served as the Company’s principal executive officer during 2018 prior to the completion of the Reverse Merger, such value is required to be reported in the Summary Compensation Table in accordance with SEC rules. Mr. Southwell did not receive any compensation for his services as a director while he was serving as an executive of the Company. $1,166,396 represents the incremental fair value, computed in accordance with ASC Topic 718, of Mr. Southwell’s Inotek options which were accelerated upon the closing of the Reverse Merger.
(6)	Represents bonus amounts earned in 2017 and paid in 2018.

All Other Compensation Table

Name	Insurance Premiums $(1)	Retirement Plan Contributions $(2)	Disability $(3)	Severance $(4)	Director and Consultant Payments $(5)	Total $
Gaurav D. Shah, M.D.	—	9,791	66	—	—	9,857
Kinnari Patel, Pharm.D., MBA	—	11,000	66	—		11,066
Jonathan Schwartz, M.D.	—	8,788	66	—		8,854
David P. Southwell	23,526	—	—	719,584	244,611	987,721
(1)	Represents Company paid medical insurance premiums on behalf of our NEOs.
(2)	Represents Company matching contributions to the accounts of our NEOs in the Company’s 401(k) plan.
(3)	Represents premiums paid on behalf of our NEOs under our disability insurance policy.
(4)	Represents severance paid to Mr. Southwell as CEO of Inotek upon the closing of the Reverse Merger.
(5)	Following the Reverse Merger, Mr. Southwell ceased to be an executive of the Company and became a director of Rocket. In connection therewith, he received $34,611 in director fees in accordance with the director compensation program that are required to be reported in the Summary Compensation Table in accordance with SEC rules. See the section below titled “Director Compensation” for more information on the Company’s non-employee director compensation program. Mr. Southwell did not receive any compensation for his services as a director while he was serving as an executive of the Company. Mr. Southwell also received $210,000 in connection with his service as a consultant to the Company following the time he ceased to serve as an executive.

Executive Agreements; Termination and Change of Control Benefits

Effective as of January 4, 2018, Gaurav Shah became the principal executive officer of the Company, Jonathan Schwartz became the Chief Medical Officer of the Company and Kinnari Patel became the Chief Operating Officer of the Company. In October 2018, the Company entered into Severance and Change in Control Agreements (the “Severance Agreements”) with Gaurav Shah, MD, Kinnari Patel, Pharm.D., MBA and Jonathan Schwartz, MD.

The Severance Agreements provide the executives with certain severance benefits upon certain qualifying terminations of employment. In connection with a termination of the executive’s employment by the Company for Cause or by the executive without Good Reason, the executive is entitled to receive (i) any accrued but unpaid base salary and accrued but unused vacation, (ii) any unpaid annual bonus with respect to any completed fiscal year immediately preceding the date of termination (provided, however, that if the executive is terminated for Cause, such bonus shall be forfeited), (iii) reimbursement for unreimbursed business expenses, and (iv) employee benefits, if any, to which the executive may be entitled as of the date of termination ((i) through (iv) collectively, the “Accrued Amounts”).

In connection with a termination of the executive’s employment with the Company without Cause or by the executive for Good Reason, the executive is entitled to receive the Accrued Amounts and, upon execution of an irrevocable release of claims in favor of the Company, (i) a lump sum payment equal to 9 months (or, in the case of Dr. Shah, 12 months) of the executive’s annual base salary for the year in which termination occurs and (ii) if timely elected, 9 months (or, in the case of Dr. Shah, 12 months) of Company-paid COBRA benefits.

In connection with a termination of the executive’s employment with the Company without Cause or by the executive for Good Reason within 12 months following a Change in Control, the executive is entitled to receive, upon execution of an irrevocable release of claims in favor of the Company, (i) the Accrued Amounts, (ii) a lump sum payment equal to 12 months (or, in the case of Dr. Shah, 18 months) of the executive’s annual base salary for the year in which termination occurs, (iii) a lump sum amount equal to any annual bonus to which the executive would have been entitled for the year in which termination occurs, and (iv) if timely elected, 12 months (or, in the case of Dr. Shah, 18 months) of Company-paid COBRA benefits.

In connection with a termination of the executive’s employment upon death or disability of the executive, the executive (or the executive’s estate or beneficiaries) is entitled to receive the Accrued Amounts and a pro-rata portion of the annual bonus, if any, the executive would have earned for the year in which termination occurs.

For purposes of the Severance Agreements, “Cause” means (as determined by the Board in their discretion exercised in good faith):

•	any material breach by the executive of any agreement between the executive and the Company;
•	the conviction of, indictment for or plea of nolo contendere by the executive to a felony or a crime involving moral turpitude; or
•	any material misconduct or willful and deliberate nonperformance (other than by reason of the executive’s disability) by the executive of the executive’s duties to the Company.

For purposes of the Severance Agreements, “good reason” means the occurrence of any of the following in each case during the term of employment without the executive’s written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the executive describing the applicable circumstances (which notice must be provided by the executive within 90 days of the executive’s knowledge of the applicable circumstances):

•	a material, adverse change in the executive’s duties, responsibilities, authority, title or reporting structure;
•	a material reduction in the executive’s base salary or bonus opportunity; or
•	a geographical relocation of the executive’s principal office location by more than 50 miles.

For purposes of the Severance Agreements, a “Change in Control” shall be deemed to have occurred upon the occurrence of any one of the following events:

•	the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;
•	a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction;
•	the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert; or
•	any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

At the time of his employment, Mr. Southwell was party to an employment agreement with the Company. Upon consummation of the Reverse Merger, the employment of Mr. Southwell terminated.

David P. Southwell. Mr. Southwell served as the Chief Executive Officer of Inotek prior to the Reverse Merger. In connection with the Reverse Merger and Mr. Southwell’s termination of employment, subject to the execution and effectiveness of a separation agreement, including, among other things, a general release of claims, Mr. Southwell became eligible to receive the following payments and benefits: a severance payment equal to 18 months of base salary and a monthly cash payment equal to the monthly employer contribution we would have made to provide him health insurance if he had remained employed by us until 18 months following the date of termination. In addition, all of his outstanding equity awards received while an executive were accelerated. Following the Reverse Merger, Mr. Southwell ceased to serve as an executive and became a director of the Company entitled to receive compensation, including equity awards, pursuant to the Company’s director compensation program. Mr. Southwell also entered into a consulting agreement with the Company pursuant to which he provides the Company strategic and finance consulting services.

Equity Incentive Awards

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards for each of our named executive officers as of December 31, 2018.

Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Per share option exercise price ($)	Option expiration date
Gaurav D. Shah, M.D.	380,925	—		0.44	12/15/25
	76,490	75,880	(1)	1.69	4/12/27
	—	395,000	(1)	18.75	3/29/28
Kinnari Patel, Pharm.D., MBA	27,985	27,884	(1)	1.21	4/18/26
	19,351	18,742	(1)	1.69	4/12/27
	—	175,000	(1)	18.75	3/29/28
Jonathan Schwartz, M.D.	230,460	20,950	(1)	1.21	2/8/26
	5,942	5,485	(1)	1.69	4/12/27
	—	60,000	(1)	18.75	3/29/28
David P. Southwell	99,624	—		17.37	08/28/24
	37,500	—		20.12	06/23/25
	53,750	—		30.24	03/21/26
	—	40,000	(2)	18.75	03/28/28
(1)	These stock options have a grant date that is ten years prior to the expiration date. Such awards vest 33% on the first anniversary of the date of grant with the remaining portion subject to equal quarterly vesting over the following two years.
(2)	These stock options have a grant date that is ten years prior to the expiration date. Such awards vest 25% on the first anniversary of the date of grant with the remaining portion subject to equal monthly vesting over the following 24 monthly anniversaries.

DIRECTOR COMPENSATION

Director Compensation Table

The following table presents the total compensation for each person who served as a member of our Board during 2018. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2018. Gaurav Shah, our President and Chief Executive Officer, received no compensation for his service as a director during 2018, and, consequently, is not included in this table. David P. Southwell, our former President and Chief Executive Officer, became a director following the termination of his service as our President and Chief Executive Officer. As a result, once he ceased to serve as an employee, he received compensation for his services as a director in accordance with our Non-Employee Director Compensation Program described below. He did not receive any compensation for his service as a director while serving as an employee. In accordance with SEC rules, all of Mr. Southwell’s compensation for 2018 is disclosed pursuant to the Summary Compensation Table and other executive compensation tables and narrative above.

Non-Employee Director Compensation

The purpose of the Company’s non-employee director compensation policy is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company. During 2018, for service on the Board, annual cash retainers were paid as follows: for board members, $35,000, excluding the chairperson. In addition to cash retainers for service on the Board, cash retainers are paid for service on committees of the Board. For service on the Audit Committee in 2018, annual cash retainers are paid as follows: for committee members, $7,500, for the chairperson, $15,000. For service on the Compensation Committee in 2018, annual cash retainers are paid as follows: for committee members, $5,000, for the chairperson, $10,000. For service on the Nominating and Corporate Governance Committee in 2018, annual cash retainers were be paid as follows: for committee members, $4,000, for the chairperson, $8,000. The chairperson of the Board does not receive any cash compensation and instead is compensated for service on the Board entirely in the form of equity.

In addition, each new non-employee director upon his/her election to the Board receives a one-time option grant to purchase shares of the Company’s common stock in such amount and on such terms as authorized by the Board, or by a committee appointed by the Board, subject to periodic review. Following completion of the Reverse Merger, based on a competitive market review of peer companies performed by F.W. Cook and our compensation philosophy, the Board authorized (i) to each non-employee director excluding the chairperson, a one-time option grant to purchase 40,000 shares of the Company’s common stock, and, to the chairperson, a one-time option grant to purchase 47,000 shares of the Company’s common stock and (ii) to each non-employee director excluding the chairperson, an annual option grant to purchase 20,000 shares of the Company’s common stock, and, to the chairperson, an annual option grant to purchase 27,000 shares of the Company’s common stock. In January of 2019, each non-employee director received an annual option grant to purchase shares of common stock and, beginning in 2020, each non-employee director serving on the Board immediately following the Company’s annual meeting of stockholders will receive an annual option grant on the date of each annual meeting of stockholders in such amount and on such terms as authorized by the Board, or by a committee appointed by the Board, subject to periodic review.

All of the foregoing option grants will have an exercise price equal to the fair market value of a share of common stock on the date of grant.

Director name	Fees earned $(1)		Option awards $(2)		All other compensation $	Total $
Rocket Directors
Carsten Boess	55,145		675,864	(3)	—	731,008
Pedro Granadillo	55,872		552,977	(3)	—	608,850
Gotham Makker, M.D.	45,613	(4)	552,977	(3)	—	598,590
Roderick Wong, M.D.		(5)	649,743	(3)	—	649,743
Naveen Yalamanchi, M.D.	47,467		552,977	(3)	—	600,444
Inotek Directors
Timothy Barberich(6)	667		156,852	(7)	—	157,519
J. Martin Carroll(6)	1,032		262,972	(7)	—	264,004
Paul G. Howes(6)	639		40,060	(7)	—	40,699
Patrick Machado(6)	639		123,024	(7)	—	123,663
Gary Phillips, M.D.(6)	611		118,285	(7)	—	118,896
Richard N. Spivey, PharmD, PhD(6)	694		44,753	(7)	—	45,447
(1)	Represents fees earned in 2018, a portion of which were paid in 2019. Former Inotek Directors received board fees for the period from 1/1/18-1/4/18, which was prior to the closing of the Reverse Merger with Rocket.
(2)	As of December 31, 2018, Rocket Board members held options to purchase the following number of shares: 47,000 shares for Mr. Wong; 40,000 shares for Mr. Makker, Mr. Yamalanchi and Mr. Granadillo; and 60,250 shares for Mr. Boess. As of December 31, 2018, Inotek Board members held options to purchase the following number of shares: 6,000 shares for Mr. Barberich and for Mr. Machado; 20,250 shares for Dr. Phillips, 3,000 shares for Dr. Spivey; 18,750 shares for Mr. Carroll; and 19,714 shares for Mr. Howes.
(3)	Represents the grant date fair value of an option with an exercise price of $18.75 per share.
(4)	Dr. Makker elected to receive stock options in lieu of such cash compensation. As a result, Dr. Makker received 3,300 stock options with an exercise price of $18.75 per share.
(5)	As chairperson of the Board, Dr. Wong is not entitled to receive any cash fees for his service.
(6)	Each Inotek director ceased to serve as a director upon consummation of the Reverse Merger.
(7)	All unvested Inotek option awards issued and outstanding were accelerated at the effective time of the Reverse Merger. The remaining unrecognized compensation expense associated with the original grant date fair value of the options was recognized upon the closing of the Reverse Merger. In addition, the exercise period for all Inotek options outstanding at the effective time of the Reverse Merger was extended beyond the respective periods provided in the original awards and a charge was recorded in connection with the extension of the exercise periods.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Related Person Transactions

We have adopted a written Related Person Transaction Policy, which requires that all related person transactions are reviewed and approved by our Audit Committee. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Certain Related-Person Transactions

In March 2018, the Company entered into a consulting agreement with David P. Southwell, a member of the Board and former President and Chief Executive Officer of Inotek, pursuant to which he provides strategic and finance consulting services to the Company (the “Consulting Agreement”). The Company incurred expenses of $210,000 in connection with the consulting agreement during the year ended December 31, 2018.

On November 27, 2018, the Company entered into a Subscription Agreement with RTW Innovation Master Fund, Ltd. (the “Private Placement Purchaser”) pursuant to which the Company agreed to issue and sell to the Private Placement Purchaser approximately $15.0 of the Company’s common stock (the “November Private Placement”). The Private Placement Purchaser is an affiliate of RTW Investments, LP, which is a holder of more than 5% of our common stock.

On December 28, 2018, the Company issued and sold approximately $1.4 million of the Company’s common stock to the Private Placement Purchaser in a private placement (the “December Private Placement”).Other than the Consulting Agreement, the November Private Placement, the December Private Placement and the compensation arrangements with directors and executive officers, which are described where required under “Executive Compensation—Executive Agreements; Termination and Change of Control Benefits” and “Director Compensation,” we have not been a party to any transaction since January 1, 2018 in which the amounts involved exceeded or will exceed $120,000, and any of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons, had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of April 18, 2019 for:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;
•	our named executive officers;
•	each of our other directors; and
•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 50,289,437 shares of common stock outstanding as of April 18, 2019. Shares of common stock that may be acquired by an individual or group within 60 days of April 18, 2019, pursuant to the exercise of options, warrants or other rights, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Unless otherwise noted below, the address of each person listed on the table is c/o Rocket Pharmaceuticals, Inc., 350 Fifth Avenue, Suite 7530, New York, NY, 10118.

Name and address of beneficial owner	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders
RTW Investments, LP(1) 412 West 15th Street, Floor 9 New York, NY 10011	17,057,324	33.9%
Tang Capital Partners, LP(2) 4747 Executive Drive, Suite 510 San Diego, CA 92121	2,965,485	5.9%
Named executive officers and directors
David P. Southwell(3)	301,592	*
Carsten Boess(4)	35,808	*
Pedro Granadillo(5)	15,558	*
Gotham Makker, M.D.(6)	1,348,342	2.7%
Kinnari Patel, Pharm.D., MBA(7)	352,143	*
Jonathan Schwartz, M.D.(8)	279,181	*
Gaurav Shah, M.D.(9)	1,301,330	2.6%
Roderick Wong, M.D.(1)	17,057,324	33.9%
Naveen Yalamanchi, M.D.(10)	113,641	*
All directors and executive officers as a group (10 persons)(11)	20,812,405	41.4%
*	Represents beneficial ownership of less than one percent.
(1)	Based on Schedule 13D/A, jointly filed by RTW Investments, LP (“RTW”) and Roderick Wong with the SEC on April 18, 2019. Roderick Wong is a control person of RTW and Chairman of the Board.
(2)	Based on Schedule 13G/A, jointly filed by Tang Capital Partners, LP, Tang Capital Management, LLC and Kevin C. Tang with the SEC on February 14, 2019. Tang Capital Partners, LP shares voting and dispositive power over such shares with Tang Capital Management, LLC and Kevin Tang. Mr. Tang disclaims beneficial ownership of all shares reported therein except to the extent of his pecuniary interest therein.

(3)	Consists of (i) 95,160 shares of common stock, and (ii) 206,432 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 18, 2019.
(4)	Consists of 35,808 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 18, 2019.
(5)	Consists of 15,558 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 18, 2019.
(6)	Consists of (i) 1,331,486 shares of common stock held by Simran Investment Group, and (ii) 16,856 shares of common stock issuable upon the exercise of options within 60 days after April 18, 2019. Dr. Makker exercises voting and dispositive control over the securities held by Simran Investment Group and is therefore deemed be the beneficial owner of securities owned or controlled by Simran Investment Group.
(7)	Consists of (i) 111,738 shares of common stock, (ii) 94,927 shares owned by Adaptive Technologies, LLC, a limited liability company that is owned and managed by Dr. Patel’s husband, (iii) 5,675 shares owned by Dr. Patel’s husband, and (iv) 139,803 shares of common stock issuable upon the exercise of stock options within 60 days after April 18, 2019.
(8)	Consists of 279,181 shares of common stock issuable upon the exercise of stock options within 60 days after April 18, 2019.
(9)	Consists of (i) 686,950 shares of common stock and (ii) 614,380 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 18, 2019.
(10)	Consists of 113,641 shares owned by the Naveen Yalamanchi Revocable Living Trust, February 9, 2016, of which Dr. Yalamanchi is the trustee. Dr. Yalamanchi has a pecuniary interest in RTW, but the beneficial ownership of Dr. Yalamanchi in the table above does not reflect such ownership. Dr. Yalamanchi has no voting or dispositive power over the shares held by RTW.
(11)	Includes only current directors and executive officers serving in such capacity on the date of the table. Consists of the shares and stock options held by Mr. Southwell, Mr. Boess, Mr. Granadillo, Dr. Makker, Dr. Shah, Dr. Wong, and Dr. Yalamanchi and shares and stock options held by current executive officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this proxy statement any late filings or failures to file. Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements for our most recent fiscal year were satisfied, except for the following: (a) a late Form 4 filed on June 28, 2018 by Mr. John Militello to report a grant of stock options; (b) a late Form 4 filed on December 10, 2018 by Mr. David P. Southwell to report the issuance of shares of common stock upon the vesting of restricted stock units; and (c) a late filing (reported on Form 5 filed on April 26, 2019) to report the exercise of stock options by Kinnari Patel.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2018. The Company’s equity plans consist of the 2004 Stock Option and Incentive Plan (the “2004 Plan”), the 2014 Second Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”) and the 2014 Amended and Restated Employee Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	8,630,099	$4.48	1,511,912
Equity compensation plans not approved by security holders	—	—	—
Total	8,630,099	$4.48	1,511,912
(1)	No additional awards will be made under the 2004 Plan.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals and nominations should be addressed to our Secretary, c/o Rocket Pharmaceuticals, Inc., 350 Fifth Avenue, Suite 7530, New York, NY 10118.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. However, in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, a stockholder’s notice must be received by our corporate secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Accordingly, for stockholder proposals or nominations to be brought before the 2020 annual meeting of stockholders, the required notice must be received by our corporate secretary at the address set forth above no earlier than February 18, 2020, and no later than March 19, 2020. Proposals and nominations not received within this time frame will be considered untimely.

Any stockholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act to be included in the proxy statement for the next annual meeting of our stockholders must satisfy the SEC’s regulations under Rule 14a-8 of the Exchange Act, and be received no later than January 1, 2020. Under Rule 14a-8, we are not required to include such stockholder proposals in our proxy materials unless this condition is satisfied. Accordingly, any notice of such stockholder proposals received after this date will be considered untimely. If the date of the annual meeting is moved by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. In the event of such a change to the annual meeting date, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any such stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

AVAILABILITY OF CERTAIN DOCUMENTS

Accompanying this proxy statement and posted on the investor relations portion of our website at www.rocketpharma.com with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by email by emailing info@rocketpharma.com, or by a written request addressed to our Secretary, c/o Rocket Pharmaceuticals, Inc., 350 Fifth Avenue, Suite 7530, New York, NY 10118.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the Notice of Internet Availability or the proxy materials, as applicable, to such stockholders if you make a written or oral request to our corporate secretary at the address above, or by calling (646) 440-9100.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the Notice of Internet Availability or the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

*ROCKET PHARMACEUTICALS, INC.*
*350 FIFTH AVE, SUITE 7530*
*NEW YORK, NY 10118*

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**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**ROCKET PHARMACEUTICALS, INC.**

**The Board of Directors recommends you vote FOR ALL the following directors:**

1. Election of Directors

| Nominees: | For | Withhold |
|---|---|---|
| 1a. Roderick Wong | ☐ | ☐ |
| 1b. Carsten Boess | ☐ | ☐ |
| 1c. Pedro Granadillo | ☐ | ☐ |
| 1d. Gotham Makker | ☐ | ☐ |
| 1e. Gaurav Shah | ☐ | ☐ |
| 1f. David P. Southwell | ☐ | ☐ |
| 1g. Naveen Yalamanchi | ☐ | ☐ |

**The Board of Directors recommends you vote FOR proposal 2:**

**NOTE:** To transact such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

**NOTE:** Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E80035-P24021

**ROCKET PHARMACEUTICALS, INC.**
**Annual Meeting of Stockholders**
**June 17, 2019 10:30 a.m., Eastern Time**
**This proxy is solicited by the Board of Directors**

The undersigned appoints Gaurav Shah and John Militello, or either of them, as Proxy holders, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Rocket Pharmaceuticals, Inc. (the "Company"), to be held on June 17, 2019, at 10:30 a.m., Eastern Time, at the offices of the Company, located at 350 Fifth Avenue, New York, NY 10118, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. **If no such direction is made, this Proxy will be voted in accordance with the Board of Directors' recommendations, which are set forth on the reverse side hereof.**

The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

**Address Changes/Comments:** ______________________________

______________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**